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                                                                    EXHIBIT 1.14



                      BY-LAWS OF HILLS DISTRIBUTING COMPANY

                               ARTICLE I --OFFICES


         Section A. Registered Office. The registered office shall be 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware.

         Section B. Other Offices. The Corporation may also have offices, including its principal office, at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II -- MEETING OF STOCKHOLDERS

         Section A. Annual Meetings. The annual meeting of the stockholders of this Corporation for the purpose of electing directors and transacting such other business as may come before the meeting shall be held on the first Tuesday in June of each year, or at such other time as the Board of Directors may from time to time designate.

         Section B. Special Meetings. Special meetings of stockholders may be called by the President.

         Section C. Place of Meeting. All annual and special meetings of the stockholders may be held at the principal office of the Corporation or at such other place either within or without the State of Delaware as the Board of Directors may from time to time designate and state in the notice of the meeting.

         Section D. Notice of Meeting. Unless waived, a written, printed or typewritten notice of each annual or special meeting of the stockholders stating the day, hour and place and the purpose or purposes thereof, shall be served upon or mailed to each stockholder or record entitled to notice not more than sixty (60) days nor less than ten (10) days before the date of the meeting.

         If mailed, the postage shall be prepaid and it shall be directed to a stockholder at his address as it appears upon the records of the Corporation.

         Notice of adjournment need not be given if the same time and place to which it is adjourned are fixed and announced at such meeting, except that, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
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         Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein shall be bound by every notice in respect of such share, which, prior to his name and address being entered upon the books of the Corporation as the registered holder of such share, shall be given to the person in whose name such share appeared of record.

         Section E. Waiver of Notice. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these By-Laws.

         The attendance of any stockholder at any meeting, either in person or by proxy, without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

         Section F. Voting Quorum. Such holders of Common Stock as shall be present in person or by proxy and entitled to vote at any meeting held for the purpose of electing directors, for consideration and action upon reports required to be laid before such meeting, or for any other purpose whatsoever shall constitute a quorum for such purposes.

         The vote of the holders of the majority of the stock having power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         The holders of record of a majority of shares present in person or by proxy at any meeting, may adjourn such meeting from time to time.

         Except to the extent that the voting rights of the shares are increased, limited or denied by the express terms of such shares, each outstanding share shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders for their vote, consent, waiver, release or other action.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the

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notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section G. Record of Stockholders.

         1. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         2. The directors may close the share transfer books against transfers of shares during the whole or in any part of the period provided for in subsection 1 above, including the date of the meeting of the stockholders and the period ending date, if any to which adjourned.


                            ARTICLE III -- DIRECTORS

         Section A. Election of Directors.

         1. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors.

         2. At all elections of directors, the candidates receiving the greatest number of votes cast for directors shall be elected.

         Section B. Capacity, Number, Term of Office and Vacancies.

         1. All of the capacity of the Corporation shall be vested in and all its authority, except as otherwise provided by statute or in the Certificate of Incorporation in regard to action required to be taken, authorized or approved by stockholders, shall be exercised by a Board of Directors.

         2. The Board of Directors shall consist of three (3) members. The number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section (3) of this Article, and each


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director elected shall hold office until his successor is elected and qualified.

         3. Vacancies and newly created directorships from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

         4. The offices of a director becomes vacant if he dies or resigns, which resignation shall take effect immediately, or at any time as the director may specify therein.

         The directors may remove any director and thereby create a vacancy on the Board:

         (a) If by order of a court he has been found to be of unsound mind, or has requested the appointment of a guardian to manage his affairs, or if he is adjudicated a bankrupt; or if he has been convicted of a felony; or if he fails to disclose to the Board of Directors an interest improperly adverse to that of the Corporation in any transaction in which the Corporation is involved.

         (b) If within sixty (60) days from the date of his election he does not qualify by accepting in writing his election to such office or by acting at a meeting of the directors.

         (c) If he fails to attend three consecutive meetings of the Board of Directors without good cause, the determination of which shall be made by the directors.

         (d) If, in the judgment of the Board, continuing physical incompetency prevents his serving as a Board member.

         Section C. Meeting of Directors.

         1. Annual Meeting. The annual meeting of the Board of Directors shall be held upon the day of their election, or as soon thereafter as convenient, and prior notice thereof need not be given, provided a quorum shall be present.

         2. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time as the Board of Directors may by resolution determine.




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         3. Special Meetings. Special Meetings of the Board of Directors may be
called by the President, or if there is no President, by not less than 50% of the members of the Board.

         4. Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place as the President may determine from time to time.

         5. Notice of Meetings. Written notice of regular meetings shall be mailed to each director at his last known post office address by the Secretary not less than five (5) days prior to the date of said meeting. Written notice of special meetings shall be given to each director personally, by mail or telegraph, not less than two (2) days prior to the date of such meeting. Notice of special meetings may also be given by telephone not less than two (2) days prior to the date of the meeting. An affidavit of the President or the Secretary that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Such written or telephone notice need not specify the purpose of the meeting. But any meeting of the Board of Directors at which all of the directors shall be present or shall have waived notice of the time and place of such meeting, in writing, shall be as valid as if called pursuant to proper notice.

         6. Quorum. One half of the directors in office, unless the total number of directors in office is not divisible by two, in which case the number shall be the next highest whole number, shall be necessary and sufficient to constitute a quorum for the transaction of business including the filling of a vacancy or vacancies on the Board of Directors.

         The act of a majority of the directors present at a meeting at which quorum is present shall be the act of the Board of Directors.

         Section D. Compensation. The directors of the Corporation, with the exception of those who are also officers or employees of the Corporation, shall each receive and be paid for their attendance at meetings of the directors and for such other services as they may render to the Corporation, such reasonable sum as may be fixed by the Board of Directors from time to time and their necessary traveling expenses.

                         ARTICLE IV -- BOARD COMMITTEES

         Section A. Executive Committee. The Board of Directors shall, by resolution or resolutions passed by a majority of the Board, designate three or more of their number, which shall include the President, to constitute an Executive Committee to serve during the pleasure of the Board of Directors. The

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President shall be the Chairman of the Executive Committee. The Board of
Directors is authorized to remove at any time, without notice, any member of the Executive Committee, except the President, and elect another member in his place and stead.

         The Board of Directors may appoint one or more directors as alternate members of the Executive Committee who may take the place of any absent member or members at any meeting of the Executive Committee.

         Except as otherwise provided herein and in the Certificate of Incorporation and in the resolution creating an Executive Committee, such committee shall during an interval between meetings of the Board of Directors, possess and may exercise all of the power of the Board of Directors in the management of the business and affairs of the Corporation.

         The Executive Committee shall keep full and fair records and account of its proceedings and transactions. All action by Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors; provided that no rights of third person shall be prejudicially affected thereby.

         Vacancies on the Executive Committee shall be filled by the Board of Directors.

         Section B. Meeting of the Executive Committee. Subject to the provisions of these By-Laws, the Executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the President of the Corporation, or if there is no President, of any two members of the Committee. A majority of the Executive Committee shall be necessary to constitute a quorum. The Executive Committee may act in writing, or by cable or telegraph or by telephone with written confirmation, without a meeting; but no action of the Executive Committee shall be effective unless concurred in by a majority of the members of the Committee.

         Section C. Other Committees. The Board of Directors may by resolution provide for such other standing committees or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The President shall appoint the members of any and all such committees and shall designate the Chairman of each such committee, unless otherwise provided by the Board.



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                              ARTICLE V -- OFFICERS

         Section A. Officers. The general officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other officers including but not limited to, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, as may, from time to time, be determined by the Board of Directors, all of whom shall be elected by the Board of Directors and who shall respectively have such duties and authority as may be prescribed by the By-Laws and such, not inconsistent with the By-Laws, as may be prescribed by the Board of Directors. Any two or more of such officers other than those of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The officers of the Corporation shall hold office for one year and until their successors are chosen.

         Section B. The President. The President shall be the Chief Executive and the Chief Operating Officer of the Corporation. He shall preside at all meetings of the Board of Directors and of the Executive Committee. He shall have general supervision, direction and active management of the business of the Corporation subject, however, to the control of the Board,of Directors. On behalf of the Corporation, he may execute long and short term notes, bonds, mortgages, other financial instruments, all contracts and agreements and sign all certificates for shares. He shall submit a complete and detailed report of the operation of the Corporation for the fiscal year of its financial condition to the Board at its first regular meeting held after such reports become available and to the stockholders at their Annual Meeting, and shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to its notice. He shall have the general power and duties of supervision and management usually vested in the office of the President of a corporation. He shall be a member of the Executive Committee and of the Board of Directors.

         Section C. Vice President. The Board of Directors, in its discretion, shall have the right to name such Vice Presidents as it shall deem necessary and shall prescribed the duties of such Vice Presidents in accordance with its designation.

         Section D. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders, in books provided by the Corporation for such purpose. He shall give notice of meetings of the Board of Directors and stockholders. He shall prepare or cause to be prepared all lists of stockholders and their addresses required to be prepared by the provisions of any present or future statute

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of the State of Delaware. He may sign in the name of the Corporation all contracts and agreements and certificates for shares and may affix the seal to such documents requiring the seal. He shall have charge of such books and papers as the Board of Directors may direct. He shall in general perform all duties which are incident to the office of secretary of a corporation, subject at all times to the direction and control of the Board of Directors or the President.

         Section E. The Treasurer. The Treasurer is responsible for the development, interpretation, coordination and administration of the Corporation's policies and practices relating to banking, cash flow, and relations with banking institutions. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts in book belonging to the Corporation and shall deposit moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of Directors or pursuant to its authorization. He shall, when required, render an account of all his transactions as Treasurer.

         If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall generally perform all the duties which are incident to the office of the Treasurer of a company, subject at all times to the direction and control of the Board of Directors or the President.

         Section F. Assistant Treasurer and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall perform such duties as may be prescribed hereunder or by the Board of Directors or by the President.

         In the absence or disability of the Treasurer, his duties may be performed by an Assistant Treasurer.

         In absence or disability of the Secretary, his duties may be performed by an Assistant Secretary.

         Section G. Removal. Any officer may be removed, with or without cause, by the directors without prejudice to the contract rights of such officer. The election or appointment of an officer for a given term, or a general provision in the Certificate of Incorporation or these By-Laws, with respect to term to office, shall be deemed to create contractual rights.



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         Section H. Salaries. The officers of the Corporation shall receive and be paid for the service that they may render as such officers, for and in behalf of the Corporation, such salary as the Board of Directors may by resolution determine.

              ARTICLE --- CERTIFICATE FOR SHARES AND THEIR TRANSFER

         Section A. Form of Certificates. The Corporation shall cause to be issued to each stockholder a certificate representing the number of shares owned in the Corporation. The certificates shall be in such form, not inconsistent with the laws of the State of Delaware, as may be adopted by the Board of Directors. The certificates shall be signed by the President and the Secretary or the Treasurer or by such other officers of the Corporation as the Board of Directors may designate in accordance with the laws of the State of Delaware, which signatures may be facsimiles to the extent and under the circumstances permitted by law, but no certificate for shares shall be executed or delivered until such shares are fully paid.

         Every new certificate for the shares of the Corporation shall state that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and the par value of each share represented thereby or a statement that the shares are without par value; shall have on the face or back thereof a statement of the express terms, if any, of the shares represented thereby or a summary thereof or a reference thereto.

         Section B. Transfer of Certificates. The shares of the Corporation shall be transferable only on the books of the Corporation by the owner in person or by the legal representative of such person, and, upon such transfer being made, the old certificate shall be surrendered to the person in charge of the share and transfer books and ledgers or such other person as the Board of Directors may designate, who shall cancel the same, thereupon issuing a new certificate or certificate therefor.

         Section C. Transfer Agent. The Board of Directors may appoint transfer agents and registrars of transfers and thereafter may require all share certificates to bear the signature of such transfer agents and such registrars of transfers.

         Section D. Rules of Transfer. The Board of Directors also shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of the certificates for the shares of the Corporation.



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         Section E. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

                             ARTICLE VII -- PROXIES

         Any stockholder of record who shall be entitled to attend a stockholders' meeting or to vote thereat or to execute consents, waivers or releases, shall be entitled to be represented at such meeting, or to vote thereat, or to execute consents, waivers and releases, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such stockholder.

         A telegram, cablegram, wireless message, or photogram appearing to the inspectors of election to have been transmitted by a stockholder, or a photograph, photostatic ,or equivalent reproduction of a writing appointing a proxy or proxies may be treated by the Corporation as a sufficient writing.

         Unless the writing appointing a proxy otherwise provides:

         1. Each proxy has the power of substituting and, when three or more proxies are appointed, a majority of them, or of their substitutes, may appoint one or more substitutes to act for all;

         2. If more than one proxy is appointed, then (a) with respect to voting or executing consents, waivers or releases or objections to consents at a stockholders' meeting, a majority of such proxies as attend the meeting or if only one attends than that one, may exercise all the voting and consenting authority thereat; and, if one or more attend and a majority does not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (b) with respect to exercising any other authority, a majority may act for all;



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         3. The presence at a meeting of the person appointing a proxy does not revoke the appointment. Without affecting any vote previously taken, the person appointing a proxy may revoke the appointment not otherwise revoked by giving notice to the Corporation in writing or in open meeting.


                           ARTICLE VIII -- AMENDMENTS

         The By-Laws may be amended at any meeting of the directors by the affirmative vote of a majority of the Board of Directors.


                               ARTICLE IX -- SEAL

         The Board of Directors may provide a suitable seal. The seal of the Corporation shall be circular, one and one-half inches in diameter, with the name of the Corporation engraved around the margin and the word "Seal" engraved across the center.


                            ARTICLE X -- FISCAL YEAR

         The fiscal year shall begin on the day following the last Saturday in January of each year and end on the last Saturday in January in each of the next succeeding years. The fiscal year may be changed from time to time by resolution of the Board of Directors.


                         ARTICLE XI -- ORDER OF BUSINESS

         At the stockholders' meetings the order of business shall be as follows:

         1. Call to order.

         2. Determination of a quorum.

         3. Organization of the meeting.

         4. Proof of giving notice of meeting.

         5. Reading of minutes of previous meeting and acting thereon.

         6. Presentation of financial report or statement.

         7. Reports of President or other officers.

         8. Report of directors and committees.


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         9.  Unfinished business

         10. Election of Directors.

         11. New or miscellaneous business.

         12. Adjournment.

         This order may be changed by the Chairman of the meeting.


                        ARTICLE XII -- DIRECTORS EMERITUS

         The Board of Directors may, from time to time, designate a retired member of the Board of Directors as a Director Emeritus, which status shall entitle the holder for the duration of his tenure, to attend meetings of the Board of Directors but not vote.



                      ARTICLE XIII -- MANDATORY RETIREMENT

         For all officers who are also directors of the Corporation, retirement from both his officership(s) and from the Board of Directors shall be mandatory on such person's sixty-fifth birthday.

         For all directors who are not also officers of the Corporation, retirement from the Board shall be mandatory on such person's seventy-second birthday.

         These mandatory retirement provisions may be waived, as to any particular individual, by resolution of the Board.


               ARTICLE XIV -- OFFICER AND DIRECTOR INDEMNIFICATION

         Each person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against him and incurred by him and incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. The Corporation may, but shall not be obligated to, maintain, insurance, at its expense, to protect itself and any such person against any such liability, cost or expense, to the fullest extent available and permissible.




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